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                                                                    Exhibit 21.1


                   SUBSIDIARIES OF RENTAL SERVICE CORPORATION


RSC Holdings Inc. (Delaware)

RSC Acquisition Corporation (Delaware)

Wholly owned subsidiaries of RSC Holdings Inc.:

   RSC Industrial Corporation (Delaware)
   Acme Duval, Inc. (Delaware)
   Acme Rents, Inc. (California)

Wholly owned subsidiaries of RSC Acquisition Corporation:

   Acme Alabama, Inc. (Alabama)
   The Air & Pump Company, Inc. (Texas)
   Walker Jones Equipment, Inc. (Mississippi)